Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP 222 Berkeley St., Suite 2000
Boston, MA 02116
+1 617 880 1800 orrick.com

July 10, 2023

Fisker Inc.

1888 Rosecrans Avenue

Manhattan Beach, California 90266

Re: Registration of Securities of Fisker Inc.

Ladies and Gentlemen:

We have acted as counsel for Fisker Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to $340,000,000 in aggregate principal amount of the Company’s 0% senior unsecured convertible notes due 2025 (the “Notes”) and up to 293,103,448 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 (the “Common Stock”), issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments), and assuming conversion at a conversion price equal to the Floor Price (as defined in the Notes), pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-261875) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated January 4, 2022 (the “Base Prospectus”), and the prospectus supplement dated July 10, 2023, to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Notes are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Securities Purchase Agreement, dated as of July 10, 2023, by and between the Company and purchaser party thereto; (ii) the Indenture, to be dated on or about July 11, 2023 (the “Base Indenture”), by and between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”); (iii) the First Supplemental Indenture to the Base Indenture, to be dated on or about July 11, 2023, by and between the Company and the Trustee (together with the Base Indenture, the “Indenture”); (iv) the Second Amended and Restated Articles of Incorporation of the Company, as in effect as of the date hereof; (v) the Restated Bylaws of the Company, as in effect as of the date hereof; (vi) the form of Note; (vii) the Registration Statement; (viii) the Prospectus; (ix) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Notes and Shares;

July 10, 2023

and (x) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have further assumed the sufficiency of any consideration for the obligations of each of the parties under the documents covered by this opinion letter to which it is a party, and that there are no modifications, amendments or supplements to any of the documents covered by this opinion letter other than as referenced herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have also assumed that (i) any Shares issuable upon conversion, exchange, or exercise of the Notes will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; and (ii) after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued Shares together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s certificate of incorporation as then in effect.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    Each of the Notes and the Indenture has been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.    The Shares have been duly authorized by all necessary corporate action on the part of the Company and, when and if duly issued upon conversion of the Notes pursuant to the terms of the Notes and the Indenture, the Shares will be validly issued, fully paid and non-assessable.

Our opinion that any document is valid, binding or enforceable in accordance with its terms is subject to: (a) limitations imposed by bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the enforcement of

July 10, 2023

creditors’ rights generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy; (c) the unenforceability under certain circumstances of provisions imposing liquidated damages, penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; (d) applicable laws limiting unreasonable restraints on the alienation of property; and (e) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinions herein are limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America and, solely with respect to whether or not the Notes and the Indenture are the valid and legally binding obligations of the Company, the laws of the State of New York. This opinion letter is limited to such laws as are in effect on the date hereof. Without limitation, no opinion is expressed herein with respect to the qualification of the Notes and the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Notes and the Indenture. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Sincerely,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP